As filed with the Securities and Exchange Commission on March 3, 2026
Registration No. 333- _____________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	95-2698708
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA	92123
(Address of principal executive offices)	(Zip Code)

Jack in the Box Inc. 2023 Omnibus Incentive Plan
(Full title of the plan)

Sarah Super
Executive Vice President, Chief Legal & Administrative Officer, Corporate Secretary
Jack in the Box Inc.
9357 Spectrum Center Blvd
San Diego, California 92123

(858) 571-2121
(Registrant’s telephone number, including area code, of agent for service)

Copies to:
Robert L. Wernli, Jr.
Megan Schilling
Wilson Sonsini Goodrich & Rosati, P.C.
12235 El Camino Real
San Diego, CA 92130-3002
(619) 361-4805
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Smaller reporting company	☐
Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
______________________________________________________________________

EXPLANATORY NOTE
Jack in the Box Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,900,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), reserved for issuance pursuant to the Jack in the Box Inc. 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”), which was approved by the Registrant’s Compensation Committee on January 13, 2026, and subsequently approved by the Registrant’s stockholders on February 27, 2026.

Accordingly, contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 8, 2023 (File No. 333-270374) (the “Previous Form S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to participants in the 2023 Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

•the Annual Report on Form 10-K for the fiscal year ended September 28, 2025, filed on November 19, 2025;

•the Quarterly Report on Form 10-Q for the fiscal quarter ended January 18, 2026, filed on February 18, 2026;

•the Current Reports on Form 8-K filed with the Commission on December 23, 2025, December 29, 2025, and February 18, 2026;

•The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 11, 2008 (Commission File No. 001-09390), together with any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1+*	Jack in the Box Inc. 2023 Omnibus Incentive Plan, as Amended.
4.2+	Restricted Stock Unit Award Grant Notice – Officer (Incorporated herein by reference to Exhibit 10.8.17 to the Registrant’s Quarterly Report on Form 10-Q filed on May 17, 2023).
4.3+	Restricted Stock Unit Award Grant Notice - Non-Officer (Incorporated herein by reference to Exhibit 10.8.18 to the Registrant’s Quarterly Report on Form 10-Q filed on May 17, 2023).
4.4+	Restricted Stock Unit Award Grant Notice – Director (Incorporated herein by reference to Exhibit 10.8.19 to the Registrant’s Quarterly Report on Form 10-Q filed on May 17, 2023).
4.5+	Performance Stock Unit Award Grant Notice – Officer (Incorporated herein by reference to Exhibit 10.8.20 to the Registrant’s Quarterly Report on Form 10-Q filed on May 17, 2023).
4.6+	Jack in the Box, Inc. 2023 Omnibus Incentive Plan - Option Grant Notice (Incorporated herein by reference to Exhibit 10.8.21 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2023).
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page hereto).
107.1*	Filing Fee Table

+ Indicates management contract or compensatory plan, contract or arrangement
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 3, 2026.

JACK IN THE BOX INC.

/s/ Sarah Super
Name: Sarah Super
Title: EVP, Chief Legal & Administrative Officer

POWER OF ATTORNEY
By signing this Form S-8 below, I hereby appoint each of Lance Tucker and Sarah Super as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any one of them, may determine are necessary or advisable or required to enable the corporation referred to herein to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LANCE TUCKER	Chief Executive Officer and Director (principal executive officer)	March 3, 2026
Lance Tucker

/s/ DAWN HOOPER	Chief Financial Officer (principal financial officer and principal accounting officer)	March 3, 2026
Dawn Hooper

/s/ DAVID L. GOEBEL	Director and Chairman of the Board	March 3, 2026
David L. Goebel

/s/ GUILLERMO DIAZ, JR.	Director	March 3, 2026
Guillermo Diaz, Jr.

/s/ MARK KING	Director	March 3, 2026
Mark King

/s/ MADELEINE A. KLEINER	Director	March 3, 2026
Madeleine A. Kleiner

/s/ ENRIQUE RAMIREZ MENA	Director	March 3, 2026
Enrique Ramirez Mena

/s/ MICHAEL W. MURPHY	Director	March 3, 2026
Michael W. Murphy

/s/ JAMES M. MYERS	Director	March 3, 2026
James M. Myers

/s/ ALAN SMOLINISKY	Director	March 3, 2026
Alan Smolinisky

/s/ VIVIEN M. YEUNG	Director	March 3, 2026
Vivien M. Yeung